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                                                                   EXHIBIT 10.13

                      CONFIDENTIALITY, NON-COMPETITION AND
                        OWNERSHIP OF INVENTIONS AGREEMENT

      THIS CONFIDENTIALITY, NON-COMPETITION AND OWNERSHIP OF INVENTIONS AGREEMENT ("Agreement"), made as of "the Effective Date", as that term is defined in paragraph 5 hereinbelow, by and between Millennium Cell Inc., a Delaware corporation with its principal place of business located at 1 Industrial Way West, Eatontown, New Jersey 07724 ("the Company"), and Steven C. Amendola, an individual residing at 22 Lambert Johnson Drive, Ocean, New Jersey 07712 ("Consultant").

      WHEREAS, the Company and Reaction Sciences, Inc., a New Jersey corporation with its principal place of business located at 22 Lambert Johnson Drive, Ocean, New Jersey 07712 ("Independent Consultant"), have entered into an Independent Consulting Agreement dated as of the "Effective Date", as that term is defined in paragraph 13 of the Independent Consulting Agreement ("Independent Consulting Agreement"), pursuant to which Independent Consultant has agreed to perform certain Services, as that term is defined in paragraph 1(b) of the Independent Consulting Agreement, for the Company; and

      WHEREAS, pursuant to paragraph 8(b) of the Independent Consulting Agreement, Independent Consultant agreed (i) to require all of its employees, as a condition of employment with Independent Consultant, to sign a Confidentiality, Non-Competition and Ownership of Inventions Agreement in the form annexed to the Independent Consulting Agreement as Exhibit A, (ii) not to assign any Services, as that term is defined in paragraph 1(b) of the Independent Consulting Agreement, and not to disclose any Confidential Information, as that term is defined in paragraph 8(a) of the Independent Consulting Agreement (and which definition is set forth in paragraph 1(a) hereinbelow) to any of Independent Consultant's employees, prior to the delivery
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to the Company of such an executed Confidentiality, Non-Competition and
Ownership of Inventions Agreement in the form annexed to the Independent Consulting Agreement as Exhibit A; and represented and warranted to the Company that, prior to the assignment of any Services, as that term is defined in paragraph 1(b) of the Independent Consulting Agreement, to any of Independent Consultant's employees, and prior to the disclosure of any Confidential Information, as that term is defined in paragraph 8(a) of the Independent Consulting Agreement (and which definition is set forth in paragraph 1(a) hereinbelow) to any of Independent Consultant's employees, Independent Consultant shall have obtained from each such employee and delivered to the Company such an executed Confidentiality, Non-Competition and Ownership of Inventions Agreement in the form annexed to the Independent Consulting Agreement as Exhibit A; and

      WHEREAS, Consultant wishes, in accordance with the terms and conditions set forth in the Independent Consulting Agreement and hereinbelow (i) to become employed by Independent Consultant, (ii) to perform Services, as that term is defined in paragraph 1(b) of the Independent Consulting Agreement, for the Company, and (iii) to receive Confidential Information, as that term is defined in paragraph 8(a) of the Independent Consulting Agreement and in paragraph 1(a) hereinbelow, from the Company, its affiliates, its joint venturers and/or its clients or customers; and

      WHEREAS, Consultant acknowledges and agrees that the Confidential Information, as that term is defined in paragraph 8(a) of the Independent Consulting Agreement and in paragraph 1(a) hereinbelow, of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers, is valuable to the Company, its affiliates, its joint venturers and/or its clients or customers, and that the protection and maintenance of such Confidential Information


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constitutes a legitimate business interest of the Company, its affiliates, its joint venturers and/or its clients or customers to be protected by the non-competition restrictions set forth hereinbelow; and

      WHEREAS, Consultant acknowledges and agrees that Consultant's duties and responsibilities as an employee of Independent Consultant related to providing Services, as that term is defined in paragraph 1(b) of the Independent Consulting Agreement, to the Company, may involve creating, conceiving of, making, preparing, working on or contributing to the creation of Contracted Inventions, as that term is defined in paragraph 9(a) of the Independent Consulting Agreement and in paragraph 2(a) hereinbelow, ownership of which, Consultant acknowledges, the Company must maintain in order to ensure the success of the Company's Business, as that term is defined in paragraph 9(a) of the Independent Consulting Agreement and in paragraph 2(a) hereinbelow, and which Consultant agrees and acknowledges constitute or will constitute significant value to the Company;

      NOW, THEREFORE, in consideration of the covenants and promises contained herein, including, without limitation, the access given to Consultant by the Company, its affiliates, its joint venturers and/or its clients or customers, to Confidential Information, as that term is defined in paragraph 8(a) of the Independent Consulting Agreement and in paragraph 1(a) hereinbelow, of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers, and for other good and valuable consideration, the sufficiency of and receipt of which are hereby acknowledged, the Company and Consultant agree as follows:

      1. Confidential Information.

      (a) Consultant expressly acknowledges that, in the performance of Services, as that term is defined in paragraph 8(a) of the Independent Consulting Agreement and hereinbelow, for


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the Company, Consultant will be exposed to the trade secrets, business and/or financial secrets and confidential and proprietary information of the Company, its predecessors its affiliates, its joint venturers and/or its clients or customers ("Confidential Information"). The term "Confidential Information" means, without limitation, information or material that has actual or potential commercial value to the Company, its affiliates, its joint venturers and/or its clients or customers and is not generally known to and is not readily ascertainable by proper means to persons outside the Company, its affiliates, its joint venturers and/or its clients or customers. Except as authorized in writing by the Company's President, during the term of Consultant's employment with Independent Consultant and thereafter until such time as any such Confidential Information becomes generally known to and readily ascertainable by proper means to persons outside the Company, its affiliates, its joint venturers and/or its clients or customers, Consultant agrees to keep strictly confidential and not use for personal benefit or the benefit to any other person or entity (other than the Company) the Confidential Information of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers, whether or not prepared or developed by Consultant, Independent Consultant or any other employee of Independent Consultant. Confidential Information includes, without limitation, the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, and whether or not marked "trade secret" or "confidential" or any similar legend: (a) lists of and/or information concerning customers, clients, suppliers, employees, consultants, and/or co-venturers of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers, or any such prospective customers, clients, suppliers, employees, consultants and co-venturers, (b) information submitted by customers, clients, suppliers, employees, consultants and/ or co-venturers of the Company, its predecessors, its affiliates, its


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joint venturers and/or its clients or customers, (c) information concerning the business or prospective business of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers, including, without limitation, cost information, technical information, profits, sales information, prices, accounting, unpublished financial information, business plans or proposals, markets and marketing methods, advertising and marketing strategies, administrative procedures and manuals, the terms and conditions of the Company's contracts and trademarks and patents under consideration, distribution channels, franchises, investors, sponsors and advertisers, (d) information concerning products and services of the Company, its predecessors, its affiliates, its joint venturers and/or its customers or clients, including, without limitation, product data and specifications, diagrams, flow charts, know how, processes, designs, formulae, inventions, patents, manufacture, actual or proposed applications, and product development, (e) lists of and/or information concerning applicants, candidates or other prospects for employment, independent contractor or consultant positions at or with the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers, or any actual or prospective customer of the Company, its predecessors, its affiliates and/or its joint venturers, (f) any and all confidential processes, inventions or methods of conducting business of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers, (g) any and all versions of proprietary computer software (including source and object code), hardware, firmware, code, discs, tapes, data listings and documentation of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers, (h) any other information disclosed to Consultant, Independent Consultant or any other employee of Independent Consultant by, or which Consultant, Independent Consultant or any other employee of Independent Consultant obtained under a duty of confidence from, the Company, its


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predecessors, its affiliates, its joint venturers and/or its clients or customers, and (i) all other information not generally known to the public which, if misused or disclosed, could reasonably be expected to adversely affect the business or prospects of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers. The determination of what constitutes Confidential Information is within the sole discretion of the Company.

      (b) Consultant acknowledges that Confidential Information or other information disclosed in connection with Independent Consultant's Services under the Independent Consulting Agreement and/or under this Agreement may be considered technical data that is subject to compliance with the export control laws and regulations of the United States, and hereby agrees to comply with such laws.

      (c) Upon termination of Consultant's employment with Independent Consultant or of the Independent Consulting Agreement or upon request by the Company, Consultant shall deliver forthwith to the Company any and all originals and copies of Confidential Information in his or her possession, custody or control, and shall execute and deliver to the Company the Termination Certification attached hereto as Exhibit A.

      (d) Consultant represents, warrants and affirms that he or she does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of his or her prior employer(s) in providing Services, as that term is defined in paragraph 1(b) of the Independent Consulting Agreement, to the Company pursuant to the Independent Consulting Agreement.

      (e) Consultant agrees that, under no circumstances shall Consultant remove from the offices of the Company, its predecessors, it affiliates, its joint venturers and/or its customers or clients any originals or copies of Confidential Information, as that term is defined in paragraph


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1(a) hereinabove, or any other materials or information relating to the Company, its predecessors, it affiliates, its joint venturers and/or its customers or clients, whether or not they contain or constitute trade secrets of the Company, its predecessors, it affiliates, its joint venturers and/or its customers or clients, without the written permission of the Company's President; nor shall Consultant make any copies of any of such materials for use outside of the offices of the Company, its predecessors, it affiliates, its joint venturers and/or its customers or clients, except as specifically authorized in writing by the Company's President.

      2. Ownership of Inventions.

      (a) Consultant acknowledges that, in connection with the Services, as that term is defined in the Independent Consulting Agreement, provided by Independent Consultant to the Company pursuant to the Independent Consulting Agreement, and in connection with Consultant's employment with Independent Consultant related to such Services, Consultant may create, conceive of, make, prepare, work on or contribute to the creation of, or may be asked by the Company, its affiliates, its joint venturers or its actual or potential customers or clients, or by Independent Consultant, to create, conceive of, make, prepare, work on or contribute to the creation of, without limitation, lists, business diaries, business address books, documentation, ideas, concepts, inventions, designs, works of authorship, computer programs, audio/visual works, developments, proposals, works for hire or other materials ("Contracted Inventions"). To the extent that any Contracted Inventions relate or were related to the actual or reasonably anticipated business of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers, or fall or fell within, or are or were suggested by, or result or resulted from any tasks to be performed by Independent Consultant under the Independent Consulting Agreement or by Consultant under this Agreement for or on behalf of the Company, its


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predecessors, its affiliates, its joint venturers and/or its clients or customers (the "Company's Business"), in accordance with the terms hereof, Consultant expressly acknowledges that all of the activities and efforts of Consultant relating to any Contracted Inventions, whether or not performed during the regular business hours of either the Company, Independent Consultant or Consultant, are within the scope of Independent Consultant's scope of Services under the Independent Consulting Agreement, and that the Company owns all right, title and interest in and to all Contracted Inventions, including, to the extent that they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Contracted Inventions. Consultant also acknowledges and agrees that the Company owns and is entitled to sole ownership of all rights and proceeds to all Contracted Inventions. For purposes of this Agreement, the term "Company's Business" shall mean the development, licensing, sale or distribution of technology, devices or systems related to alternative energy chemistry.

      (b) Consultant expressly agrees to assign to the Company, and hereby assigns to the Company, all right, title and interest in and to all Contracted Inventions, including, to the extent they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Contracted Inventions.

      (c) Consultant agrees to disclose any Contracted Invention promptly to the Company, in writing, and to no other person or entity. Consultant further agrees to execute promptly, at the Company's request, specific written assignments of any right, title and interest in any Contracted Inventions, and do anything else reasonably necessary to enable the Company to secure or obtain a copyright, patent, trademark or other form of protection in or for any such Invention in the United States or other countries. Consultant further agrees that the Company is not required to secure Consultant's permission to change or otherwise alter any Contracted Invention.


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      (d) Consultant acknowledges that all rights, waivers, releases and/or assignments granted herein and made by Consultant and/or its employees are freely assignable by the Company and are made for the benefit of the Company and its affiliates, subsidiaries, licensees, successors and assigns.

      (e) Consultant agrees to waive, and hereby does waive, for the benefit of all persons, any and all right, title and interest in the nature of "moral rights" or "droit moral" granted to Consultant in any country in the world in connection with any Contracted Invention.

      (f) Consultant agrees that, if in the course of performing the Services, as that term is defined in the Independent Consultant Agreement, for the Company, Consultant incorporates into any Contracted Invention any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, (i) Consultant shall inform the Company, in writing, before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any invention, and (ii) the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such invention. Consultant shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any invention without the Company's prior written permission.

      3. Non-Competition.

      (a) Consultant acknowledges and agrees that, in consideration of the non-competition restrictions set forth herein, the Company shall provide the Consultant with access to Confidential Information, as that term is defined in paragraph 1(a) hereinabove, of the Company, its predecessors, its affiliates, its joint venturers and/or its clients or customers. Consultant


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agrees and acknowledges that the non-competition restrictions set forth hereinbelow are reasonable and necessary and do not impose undue hardship or burdens on Consultant. Consultant also acknowledges and agrees that the Company's Business, as that term is defined in paragraph 2(a) hereinabove, is or is intended to be conducted, developed, provided, licensed and/or distributed to customers and clients throughout the world ("the Geographic Boundary"), that the Geographic Boundary, scope of prohibited competition, and time duration set forth in the non-competition restrictions set forth hereinbelow are reasonable and necessary to maintain the value of the Confidential Information of, and to protect the goodwill and other legitimate business interests of, the Company, its affiliates, its joint venturers and/or its clients or customers.

      (b) Consultant hereby agrees and covenants that Consultant shall not, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, employee of consultant, independent contractor, principal, partner, shareholder, officer, director or any other individual or representative capacity or whether on Consultant's own behalf or on behalf of any other person or entity or otherwise howsoever, during the term of Consultant's employment with Independent Consultant and for a period of twelve (12) months thereafter, in the Geographic Boundary:

      (1) Engage, own, manage, operate, control, be employed by, participate in, provide consulting services to, or be connected in any manner with the ownership, management, operation or control of any business in competition with the Company's Business, as that term is defined in paragraph 2(a) hereinabove ("Competitive Activity") and to the extent that such Competitive Activity is described in the Company Logbook, as that term is defined in paragraph 1(b) of the Independent Consulting Agreement, provided however, that nothing in this paragraph


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3(b)(1) shall be construed to preclude Consultant from making any investments in the securities of any competing enterprise, whether or not engaged in direct or indirect competition with the Company, its affiliates, its joint venturers and/or its clients or customers, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign exchange and represent, at the time of acquisition, not more than three (3) percent of the aggregate voting power of such business enterprise.

      (2) Directly or indirectly, recruit, induce, divert or solicit, or attempt to recruit, induce, divert or solicit, any employee, consultant or independent contractor of the Company, its affiliates and/or its joint venturers to leave the employment or other relationship thereof, whether or not any such employee, consultant or independent contractor is party to an employment or consulting agreement.

      (3) Directly or indirectly, contact, call on, induce, divert or solicit any customer or client of the Company, its affiliates and/or its joint venturers, or any business enjoyed by or solicited from clients or customers of the Company, its affiliates and/or its joint venturers, with whom or with which Consultant was involved or had a relationship during the term of the Consultant's employment with Independent Consultant or during the period in which Consultant provided Services, as that term is defined in paragraph 1(b) of the Independent Consulting Agreement (whichever is longer) to the Company, for any purpose or reason relating to the Company's Business.

      4. Injunctive Relief. Consultant acknowledges that any breach of paragraphs 1, 2 or 3 hereinabove would constitute a material breach of this Agreement and will cause great or irreparable injury to the Company for which pecuniary compensation would not afford adequate relief, or it would be extremely difficult to ascertain the amount of the compensation which


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would afford adequate relief. Therefore, in the event of an actual or threatened breach of paragraphs 1, 2 or 3 of this Agreement, Consultant agrees that the Company has the right to seek and obtain equitable relief, including injunctive relief and specific performance, in addition to any other rights and remedies it may have. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available for such actual or threatened breach, including the recovery of damages.

      5. Term. The term of this Agreement shall commence on the "Effective Date", as that term is defined hereinbelow, and shall terminate upon the earlier of the termination of Consultant's employment with Independent Consultant or the termination of the Independent Consulting Agreement, provided however, that Consultant's obligations set forth in paragraphs 1, 2 and 3 hereinabove shall survive the termination of this Agreement and of Consultant's employment with Independent Consultant. The Effective Date of this Agreement shall be the first date that Consultant renders Services to the Company or that Consultant becomes an employee of Independent Consultant, whichever is earlier (and in the case of Steven C. Amendola, retroactive to October 1, 2001).

      6. General Provisions.

      (a) All construction, interpretation and enforcement of this Agreement shall be governed by and construed in accord with the laws of the State of New York, without giving effect to its principles of conflicts of law.

      (b) Any and all disputes or controversies arising out of or relating to this Agreement, including, without limitation, disputes or controversies concerning the construction, interpretation, breach or enforcement of this Agreement, shall be filed and heard exclusively in the courts of New York, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts in any legal or equitable proceedings related to such dispute and


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waives, to the fullest extent permitted by law, any objection which it may now or hereafter have that the laying of the venue of any legal proceedings related to such dispute which is brought in any such court is improper or that such proceedings have been brought in an inconvenient forum.

      (c) The "WHEREAS" recitals are an integral part of this Agreement, and are therefore incorporated herein as a part of this Agreement.

      (d) Consultant and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed by a court to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

      (e) Any waiver or inaction by the Company for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

      (f) Consultant's obligations under this Agreement are personal in nature and may not be assigned by Consultant to any other person or entity.

      (g) Each covenant and provision contained herein shall be construed as an agreement independent of any other provision of this Agreement, and survive the termination of this Agreement. The existence of any claim or cause of action of Consultant against the Company, whether predicated on this Agreement or not, shall not constitute a defense to the Company's enforcement of such covenant.

      (h) This Agreement and its attached exhibits and the Independent Consulting Agreement constitute the entire agreement between the parties regarding its subject matter. When signed by all parties, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreement, whether oral or written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be


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given its plain meaning. This Agreement and any attached exhibits may be amended only by a writing signed by the Company and Consultant.

      (i) This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. The parties agree to execute any further or future documents that may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

      IN WITNESS WHEREOF, the parties have executed this Agreement, at Eatontown, New Jersey, on the day and year first above written.

STEVEN C. AMENDOLA                         MILLENNIUM CELL INC.
    /s/ Steven C. Amendola                     /s/ Stephen S. Tang
By: --------------------      By:           ------------------------
                                               Name:  Stephen S. Tang
                                               Title: President

Date: December 11, 2001       Date:        December 11, 2001


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                                    EXHIBIT A

                              MILLENNIUM CELL INC.
           CERTIFICATION OF RETURN OF COMPANY PROPERTY AND INFORMATION

This is to certify that I do not have in my possession, nor have I failed to return, any Confidential Information, as that term is defined in paragraph 1(a) of that certain Confidentiality, Non-Competition and Ownership of Inventions Agreement dated as of _________, 200_ between Millennium Cell Inc. and me ("the Agreement"), including, without limitation, devices, records, software, data, notes, reports, proposals, lists, and sources of customers, lists of employees, proposals to customers, drafts of proposals, business plans and projections, reports, job notes, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items. I further certify that I have complied with all terms of the Agreement, including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others) covered by the Agreement. I further agree that, in compliance with the Agreement, I will preserve as confidential, the Confidential Information, as that term is defined in paragraph 1(a) of the Agreement.

Date: _______________________________   [NAME]

                                        _______________________________
                                        Signature


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